                                                                    Exhibit 99.2
                       C.L. McIntosh & Associates, Inc.

                        Statement of Financial Position
                                  (Unaudited)

                              September 30, 1996

Assets
Current assets:
  Cash                                        $  210,516
  Accounts receivable                            832,514
  Prepaid insurance                                8,000
                                              ----------
Total current assets                           1,051,030

Fixed assets:
  Computer equipment                             112,752
  Office furniture and fixtures                  225,303
  Leasehold improvements                         104,854
  Accumulated depreciation                      (237,285)
                                              ----------
                                                 205,624
Other assets:
  Security deposits                                5,961

Total assets                                  $1,262,615
                                              ==========


Liabilities and shareholders' equity
Current liabilities:
  Accounts payable                            $  166,405
  Accrued expenses payable                        34,742
  Current portion of long-term debt                9,121
  Client retainers                               125,072
  Accrued salaries                               119,820
  Accrued bonus payroll                            6,831
  Accrued profit sharing                          67,500
  Short-term debt                                 60,000
                                              ----------
Total current liabilities                        589,491

Shareholders' equity:
  Common Stock                                       100
  Retained earnings                              673,024
                                              ----------
Total shareholders' equity                       673,124
                                              ----------
Total liabilities and shareholders' equity    $1,262,615
                                              ==========

                       C.L. McIntosh & Associates, Inc.

                           Statements of Operations
                                  (Unaudited)

                                                Nine Months Ended
                                                   September 30,
                                                -----------------
                                             1996                1995
                                          ----------          ----------
Revenue:
  Service fees                            $2,713,933          $2,894,400
Cost of sales                              1,514,232           1,796,310
                                          ----------          ----------
Gross profit                               1,199,701           1,098,090

Operating expenses:
  Selling and marketing                       13,212              31,826
  General and administrative                 942,673             686,397
                                          ----------          ----------
Total operating expenses                     955,885             718,223
                                          ----------          ----------

Income from operations                       243,816             379,867
Interest expense, net                         (4,638)             (9,516)
                                          ----------          ----------
Net income                                $  239,178          $  370,351
                                          ==========          ==========


                       C.L. McIntosh & Associates, Inc.

                           Statements of Cash Flows
                                  (Unaudited)

                                                                     Nine Months Ended
                                                                       September 30,
                                                                     -----------------
                                                                 1996                1995
                                                               ---------          ----------
Operating activities
Net income                                                     $ 239,178           $ 370,351
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation                                                  40,500              56,000
    Changes in operating assets and liabilities:
      Accounts receivable                                        104,522            (437,774)
      Prepaid insurance                                           (4,001)            (13,334)
      Security deposits                                            2,523              (5,000)
      Accounts payable                                            82,405             (29,342)
      Accrued expenses payable                                     6,421                 391
      Client retainers                                            37,930              68,759
      Accrued salaries                                            15,278              55,528
      Accrued bonus payroll                                      (30,408)             15,000
      Accrued profit sharing                                     (22,500)             (1,550)
                                                               ---------           ---------
Net cash provided by operating activities                        471,848              79,029

Investing activities
Purchases of fixed assets                                       (148,105)            (24,149)
                                                               ---------           ---------
Net cash used in investing activities                           (148,105)            (24,149)

Financing activities
Payments on short-term and long-term debt                        (29,832)            (27,652)
Distributions to shareholders                                   (250,000)            (19,715)
                                                               ---------           ---------
Net cash used in financing activities                           (279,832)            (47,367)
                                                               ---------           ---------

Increase in cash                                                  43,911               7,513
Cash at beginning of year                                        166,605              34,674
                                                               ---------           ---------
Cash at end of year                                            $ 210,516           $  42,187
                                                               =========           =========